Exhibit 99.e(2)

DISTRIBUTION AGREEMENT

                       , 2007

Credit Suisse Asset Management Securities, Inc.

Eleven Madison Avenue
New York, New York  10010

Dear Ladies and Gentlemen:

This is to confirm that Credit Suisse Asset Management Securities, Inc. shall be the distributor of shares of beneficial interest, par value $0.01 per share, issued by the Credit Suisse Asia Bond Fund of Credit Suisse Capital Funds (the “Trust”) under terms of the Distribution Agreement between the Trust and Credit Suisse Asset Management Securities, Inc./and of shares of beneficial interest, par value $.001 per share, issued by the Asia Bond Portfolio of Credit Suisse Institutional Fund, Inc. (the “Corporation”) under terms of the Distribution Agreement between the Corporation and Credit Suisse Asset Management Securities, Inc., dated August 1, 2000 and amended and restated May 3, 2004 and November 15, 2006.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE CAPITAL FUNDS

By:
Name:
Title:

CREDIT SUISSE INSTITUTIONAL
FUND, INC.

By:
Name:
Title:

Accepted:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.

By:
Name:
Title:

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